UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 5, 2008
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 5, 2008, Ellen J. Kullman notified G. Richard Wagoner, Jr. and George M.C. Fisher, respectively Chairman and Presiding Director of General Motors Corporation (“GM”), that she will resign from GM’s Board of Directors to focus on her new responsibilities at DuPont. Mrs. Kullman is currently President of DuPont and will become its Chief Executive Officer on January 1, 2009. Her resignation from the GM Board will be effective December 11, 2008. Mrs. Kullman was a member of the Board’s Audit Committee and Investment Funds Committee. There are no immediate plans to replace her on those committees.
Mrs. Kullman’s resignation is not due to any disagreement with GM.
GM announced Mrs. Kullman’s resignation on December 11, 2008; the news release is attached to this Form 8-K as Exhibit 99.1.
ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated December 11, 2008
# # #

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Corporation (Registrant)
Date: December 11, 2008	By:	/s/ NICK S. CYPRUS
(Nick S. Cyprus, Controller and Chief`
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated December 11, 2008

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